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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23571, No. 333-43007, No. 333-51726 and No. 333-51728) of The
St. Joe Company of our report dated February 21, 2003, except for note 8 as to which the date is March 1, 2003, and note 9 which the date is March 5, 2003, with respect to the consolidated financial statements of Arvida/JMB Partners, included in the Annual Report (Form 10-K) of The St. Joe Company for the year ended December 31, 2002.


                                        /s/ Ernst & Young LLP

Miami, Florida
March 24, 2003